                                                                    EXHIBIT 10.3

STATE OF GEORGIA

GWINNETT COUNTY


                                 AMENDMENT NO. 1

         THIS AMENDMENT NO. 1 to the Lease Agreement (the "Lease") dated the 8th day of August, 1997, by and between L-J Properties, Inc. ("Landlord") and Larson-Juhl Inc. ("Tenant"), made this 26th day of October 1993.

                                   WITNESSETH

         Whereas, Landlord leases to Tenant, and Tenant leases from Landlord "Leased Premises" (as defined in the Lease);

         Whereas, Tenant desires to lease from Landlord that certain tract or parcel of land adjacent to the Leased Premises, as shown in Exhibit "A" (the "Adjacent Property"); whereas, the Landlord desires to lease to Tenant that certain tract or parcel of land adjacent to the Leased Premises;

         Now, therefore, for and in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby covenant and agree as follows:

        1. Landlord and Tenant reaffirm that the Lease Agreement dated the 8th day of August, 1991 by and between Landlord and Tenant is in full force and effect.

        2. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Adjacent Property.

        3. Term - to have and hold said Adjacent Property for a term coterminus with the Lease Agreement (Section 2.01 and Section 29.01), commencing October 26, 1993.

        4. Rental - As rental for the Adjacent Property, Tenant agrees to pay L-J Properties, Inc., for the account of Landlord, the sum of Thirty-six Thousand Four Hundred Eighty Dollars ($36,480) per year, payable in monthly installments ("Monthly Base Rent - Adjacent Property") each in the amount of Three Thousand Forty Dollars ($3,040) on or before the first day of each calendar month beginning on November 1, 1993 and thereafter for the remainder of the term, together with any other additional rental as hereinafter set forth. Monthly Base Rent - Adjacent Property hereunder shall be adjusted annually, after written notice from the Landlord. The annual Monthly Base Rent - Adjacent Property adjustment shall be the greater of four and one-half percent (4.5%) or the proportional increase, if any, in the United States Consumer Price Index (all items Atlanta, Georgia area, of the U.S. Bureau of Labor Statistics), from the first month of the lease year to the last month of the lease year previous to the lese year for which the Monthly Base Rent - Adjacent Property adjustment is computed. Tenant shall pay interest at a rate of twelve percent (12%) per annum on all payments more than 10 days past due. If the Lease shall end on any date, other than the last day of a calendar month, rent for such month shall be prorated.

IN WITNESS WHEREOF, the parties hereto who are individuals have set their hands and seals, and the parties who are corporations have caused this instrument to be duly executed by its proper officers and its corporate seal to be affixed, as of the day and year first above written.

                                     Landlord

                                     L-J PROPERTIES INC.


                                     By:     /s/ Patty G. Kauppi
                                         ---------------------------------------
                                             Name:    Patty G. Kauppi
                                             Its:     Assistant Secretary

                                     Tenant

                                     LARSON-JUHL INC.


                                     By:     /s/ Steve M. Scheppmann, VP-Finance
                                        ----------------------------------------
                                             Name:    Stephen M. Scheppmann
                                             Its:     VP - Finance

                                   EXHIBIT "A"

                               (ADJACENT PROPERTY)

                                LEGAL DESCRIPTION


ALL THAT TRACT or parcel of land lying and being in Land Lot 202 and 2203 of the Sixth District of Gwinnett County, Georgia, and being more fully described as follows:

To find the true point of beginning, begin at the point of intersection of the easterly right of way of Steve Reynolds Boulevard (formerly known as Franklin
Road), a right of way of varying widths beings determined by measuring 50 feet from the centerline of the existing pavement at this point, with the southerly mitered right of way of Pavilion Place, an 80 foot right of way, thence along said right of way miter of Pavilion Place north 79 degrees 03 minutes 23 seconds east a distance of 30.10 feet to an iron pin found, thence continuing along said right of way south 55 degrees 56 minutes 37 seconds east a distance of 245.88 feet to a point, thence along a curve to the left, having a radius of 612.96 feet, an arc distance of 146.29 feet to a point, said arc being subtended by a chord having a chord bearing and distance of south 62 degrees 46 minutes 51 seconds east, 145.94 feet; thence continuing along said right of way south 69 degrees 37 minutes 05 seconds east a distance of 115.80 feet to a point, thence continuing along said right of way along a curve to the right, making a radius of 25.00 feet, an arc distance of 17.51 feet to a point, said arc being subtended by a chord having a chord bearing and distance of south 49 degrees 33 minutes 30 seconds east, 17.15 feet; thence continuing along said right of way along a curve to the left, having a radius of 60.00 feet, an arc distance of
114.95 feet to an iron pin set and being the true point of beginning, said arc being subtended by a chord having a chord bearing and distance of south 84 degrees 23 minutes, 05 seconds east 98.16 feet;

Thence from the true point of beginning continuing along the right of way of Pavilion Place along a curve to the left, having a radius of 60.00 feet, an arc distance of 63.33 feet to a 1/2" rebar found, said arc being subtended by a chord having a chord bearing and distance of north 10 degrees 29 minutes 42 seconds east, 60.43 feet; thence leaving said right of way south 86 degrees 11 minutes 36 seconds east a distance of 141.74 feet to an iron pin set; thence south 31 degrees 14 minutes 13 seconds west a distance 65.98 feet to an iron pin set; thence south 58 degrees 45 minutes 47 seconds east a distance of 386.99 feet to an iron pin set; thence south 31 degrees 19 minutes 08 seconds west a distance of 172.49 feet a 1 1/2" hollow top pipe found on the land lot line common to Land Lots 183 and 202; thence along said land lot line south 59 degrees 38 minutes 47 seconds west a distance of 167.75 feet to an iron pin set; thence leaving said land lot line and running north 55 degrees 59 minutes 13 seconds west a distance of 257.65 feet to a 1//3" rebar found thence north 34 degrees 00 minutes 47 seconds east a distance of 173.06 feet to a 1/2" rebar found; thence north 11 degrees 20 minutes 22 seconds west a distance of 104.60 feet to a 1/2" rebar found; thence north 59 degrees 55 minutes 01 seconds west a distance of 71.94 feet to a 1/2" rebar found; thence north 49 degrees 16 minutes 13 seconds west a distance of 19.94 feet to an iron pin set, and being the true point of beginning. Said property being Lot 3, Block "A", Unit 111 of Pavilion Place and containing 2.643 acres.




                                       4